Agreement

 Whereas: Ultradata Systems, Inc. (hereinafter, "UDS"), desires to expand and improve the routing capability of its line of travel-related hardware products, but has no desire to market software as a stand-alone product, and -

Whereas: TravRoute Software (a division of ALK Associates, hereinafter "TRS"), wishes to improve and expand the utilization of its routing software and navigation database, but has no desire to market electronic hardware, and -

Whereas: Both UDS and TRS wish to expand their respective market shares, by expanding distribution channels, improving their respective products, and through the introduction of new and innovative products, and -

Whereas: Both UDS and TRS believe that by working together, expanded market opportunities and profitability can accrue to both parties,

Now Therefore: UDS and TRS affirm that is their intent to jointly explore the benefits of collaboration and cooperation in the following areas:

     * Joint product development
     * Interconnected data base(s)
     * Technology exchange
     * Joint and cross marketing

Agreement:

Both parties hereto agree to proceed in good faith to explore the opportunities set forth above. UDS and TRS agree, during the period of exploration, not to employ the services of, nor engage in active business discussions with any individual or business entity whom the other party would consider to be a direct competitor, and therefore, inimical to their business interests. This obligation will end upon entering into a superseding formal business arrangement between the parties hereto, or 30 days after wri forth below, whichever shall occur first. Obligations to protect the confidential and proprietary business information of each party are the subject of a separate Confidentiality Agreement, and will survive this agreement, in accordance with the terms of the Confidentiality Agreement.

For UDS:________________________   For TRS:_________________________
	       Monte Ross	      	(date)	         	Dan Titus	       		(date)
	       President		                     			President